EXHIBIT 99.1

NEWS RELEASE

For Immediate Release May 10, 2004	Contact: Michael Sund (858) 503-3233

MAXWELL TECHNOLOGIES REPORTS Q1 ‘04 FINANCIAL RESULTS; HIGHER

MARGINS, INCREASED PRODUCTIVITY, LOWER EXPENSES DRIVE IMPROVING

PERFORMANCE

SAN DIEGO, Calif.—Maxwell Technologies, Inc. (Nasdaq: MXWL) today reported a net loss of $585,000, or $0.04 per share, on revenue of $10.5 million for its first quarter ended March 31, 2004. That compares with a net loss of $4.4 million, or $0.32 per share, on revenue of $10.2 million for the same period in 2003. Cash and short-term investments totaled $10.9 million as of March 31, 2004.

Dr. Richard Balanson, Maxwell’s president and chief executive officer, said that the company’s improving financial performance is being driven by higher margins, dramatically increased productivity and lower operating expenses.

“As we stated at the beginning of the year, the steps we took in the second half of 2003 to focus exclusively on our high-margin core products, phase out or divest low-margin products, improve productivity and reduce expenses have positioned the company for growth and a return to profitability by the end of 2004,” Balanson said. “In line with our projections in January, the company’s quarterly breakeven revenue threshold was less than $12 million for the first quarter, as compared with more than $17 million in the first quarter of 2003. We expect that threshold to continue to fall in future quarters as margins continue to increase.”

Balanson said that gross margins on first quarter product sales were 25 percent, as compared with 13 percent for the corresponding quarter in 2003, reflecting an increasingly favorable revenue mix. He said that first quarter ultracapacitor revenue totaled $2.5 million, including the final $1 million installment of a $5 million license payment from Yeong-Long Technologies Co., Ltd., for the right to manufacture and market Maxwell’s proprietary BOOSTCAP® ultracapacitor products in China.

“Ultracapacitor unit sales reached an all-time high in Q1, but product revenue was up only marginally from Q4 because three customer product launches were delayed, and most of the volume we had was in our lowest priced small cells,” Balanson noted. “With unit sales continuing to grow and mix shifting toward higher-priced products, we are expecting ultracapacitors to achieve a 20 to 25 percent compound quarter-to-quarter revenue growth rate for the year.”

Management will conduct a conference call and simultaneous webcast to discuss first quarter financial results and the outlook for the balance of 2004, and answer analysts’ questions at 11 a.m. (eastern) tomorrow, Tuesday, May 11, 2004. The call may be accessed by dialing toll-free, (800) 362-0571 from the U.S. and Canada, or (785) 832-1508 for international callers. The webcast and subsequent replay may be accessed at the company’s web site via the following link: http://www.maxwell.com/investors/presentations.html.

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Maxwell is a leading developer and manufacturer of innovative, cost-effective energy storage and power delivery solutions. Our BOOSTCAP® ultracapacitor cells and multi-cell modules and POWERCACHE® backup power systems provide safe and reliable power solutions for applications in consumer and industrial electronics, transportation and telecommunications. Our CONDIS® high-voltage grading and coupling capacitors help to ensure the safety and reliability of electric utility infrastructure and other applications involving transport, distribution and measurement of high-voltage electrical energy. Our radiation-mitigated microelectronic products include power modules, memory modules and single board computers that incorporate powerful commercial silicon for superior performance and high reliability in aerospace applications. For more information, please visit our website: www.maxwell.com.

This news release contains forward-looking statements that are subject to risks and uncertainties. These include development and acceptance of products based on new technologies, demand for original equipment manufacturers’ products reaching anticipated levels, general economic conditions in the markets served by the company’s products, cost-effective manufacturing of new products, the impact of competitive products and pricing and risks and uncertainties involved in foreign operations. These and other risks are detailed from time-to-time in the Company’s SEC reports, including the report on Form 10-K for the fiscal year ended December 31, 2003. Actual results may differ materially from those projected. These forward-looking statements represent the Company’s judgment as of the date of this news release. The Company disclaims any intent or obligation to update these forward-looking statements.

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MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share information)

	Three Months Ended March 31,
	2004	2003
Net revenue:
Product sales	$9,465	$10,241
License fees	1,000	—

Net revenue	10,465	10,241
Cost of sales	7,067	8,930

Gross profit	3,398	1,311
Operating expenses (income):
Selling, general and administrative	2,792	4,073
Research and development	1,218	1,307
Other income, net	—	(14)
Gain on sale of asset	(7)	—
Gain on sale of business.	—	(228)
Interest income, net	(50)	(27)

Total operating expenses	3,953	5,111

Loss from continuing operations before income taxes	(555)	(3,800)
Income tax benefit.	—	(14)

Loss from continuing operations	(555)	(3,786)
Discontinued operations, net of taxes:
Loss from operations	(30)	(575)

Net loss	$(585)	$(4,361)

Basic and diluted net loss per share:
Loss from continuing operations	$(0.04)	$(0.28)
Loss from discontinued operations	—	(0.04)

Net loss per share	$(0.04)	$(0.32)

Shares used in computing:
Basic and diluted net loss per share	14,386	13,741

MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES

UNAUDITED SEGMENT INFORMATION

(in thousands)

	Three Months Ended March 31,
	2004	2003
Revenue:
Maxwell High Reliability	$9,873	$7,833
I-Bus Computing Systems	—	—
Winding Equipment	592	2,408

Consolidated total	$10,465	$10,241

Income (loss):
Maxwell High Reliability	(226)	(2,766)
I-Bus Computing Systems	—	(114)
Winding Equipment	420	(265)

Total segment operating loss	194	(3,145)
Corporate expenses	818	943
Gain on sale of businesses	—	(228)
Interest and other income, net	(69)	(60)

Loss from continuing operations before income taxes	$(555)	$(3,800)

MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share information)

	March 31, 2004	December 31, 2003
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$8,483	$9,784
Short-term investments	2,431	2,455
Trade and other accounts receivable, net	6,863	5,936
Inventories	7,289	7,309
Prepaid expenses and other current assets	1,095	1,143

Total current assets	26,161	26,627

Property, plant and equipment, net	10,366	10,769
Other intangible assets, net	1,917	2,002
Goodwill	18,968	19,478
Prepaid pension asset	3,962	3,962
Other non-current assets	—	175

	$61,374	$63,013

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$6,686	$7,650
Accrued warranty	1,359	1,262
Customer deposits	433	599
Accrued employee compensation	1,748	1,653
Short-term borrowings and current portion of long-term debt	1,716	1,851
Deferred tax liability	336	339
Net liabilities of discontinued operations	1,375	1,494

Total current liabilities	13,653	14,848

Deferred tax liability	473	473
Long-term debt, excluding current portion	179	—
Stockholders’ equity:

Common stock, $0.10 par value per share, 40,000 shares authorized; 14,440 and 14,339 shares issued and outstanding at March 31, 2004 and December 31, 2003, respectively	1,444	1,434
Additional paid-in capital	113,998	113,221
Accumulated deficit	(70,895)	(70,310)
Accumulated other comprehensive income	2,522	3,347

Total stockholders’ equity	47,069	47,692

	$61,374	$63,013

MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended March 31,
	2004	2003
Cash flows from operating activities:
Loss from continuing operations	$(555)	$(3,786)
Adjustments to reconcile loss from continuing operations to net cash provided by (used in) operating activities:
Depreciation and amortization	872	877
Gain on sales of property and equipment	(7)	—
Gain on sales of business	—	(228)
Provision for losses on accounts receivable	36	292
Changes in operating assets and liabilities:
Trade and other accounts receivable	(966)	1,864
Inventories	(64)	300
Prepaid expenses and other current assets	223	(83)
Deferred income taxes	(3)	6
Accounts payable and accrued liabilities	(867)	(3,475)
Customer deposits	(166)	3,137
Accrued employee compensation	95	317

Net cash used in operating activities	(1,402)	(779)

Cash flows from investing activities:
Proceeds from sale of business	—	278
Acquisition of property, plant and equipment	(544)	(397)
Proceeds from sale of property and equipment	17	—
Proceeds from sale of short-term investments	176	2,836
Purchases of short-term investments	(151)	(924)

Net cash provided by (used in) investing activities	(502)	1,793

Cash flows from financing activities:
Principal payments on long-term debt and short-term borrowings	(872)	(75)
Proceeds from long-term and short-term borrowings	972	314
Proceeds from exercise of stock options	787	121

Net cash provided by financing activities	887	360

Increase (decrease) in cash and cash equivalents from continuing operations	(1,017)	1,374

Net cash used in discontinued operations	(149)	(328)
Effect of exchange rate changes on cash and cash equivalents	(135)	28

Increase (decrease) in cash and cash equivalents	(1,301)	1,074

Cash and cash equivalents, beginning of period	9,784	3,545

Cash and cash equivalents, end of period	$8,483	$4,619

Supplemental disclosures of cash flow information:
Cash paid for interest	$8	$4
Cash paid for income taxes	$—	$—